Exhibit 99.1

LVMH Reaches Agreement with Tiffany & Co.

Paris and New York, November 25, 2019 – LVMH Moët Hennessy Louis Vuitton SE (“LVMH”), the world’s leading luxury group and Tiffany & Co. (NYSE: TIF) (“Tiffany”), the global luxury jeweler, today announced that the companies have entered into a definitive agreement whereby LVMH will acquire Tiffany for $135 per share in cash, in a transaction with an equity value of approximately €14.7 billion or $16.2 billion.

For more than 180 years, Tiffany has been synonymous with elegance, innovative design, fine craftsmanship and creative excellence. Since 1886, when it established the eponymous diamond ring as an enduring symbol of commitment, Tiffany has stood for love. Its extraordinary diamonds are cherished for generations and its legendary jewelry designs are the ultimate reference in the global jewelry world. Even the Tiffany Blue Box is recognized worldwide as an icon of refinement and desirability.

Founded in 1837 when Charles Lewis Tiffany opened the first store in downtown Manhattan, Tiffany today is the leading luxury brand originated in the United States and delights discerning customers in more than 300 stores around the globe. Nature is not only the source of inspiration for Tiffany’s designers, but precious metals and natural gemstones are necessary components for the creation of its designs. Tiffany stood apart in the industry as an early proponent of sourcing these materials with a socially and environmentally responsible rigor. Protecting the environment and respecting human rights continue to be core business principles.

The acquisition of Tiffany will strengthen LVMH’s position in jewelry and further increase its presence in the United States. The addition of Tiffany will transform LVMH’s Watches & Jewelry division and complement LVMH’s 75 distinguished Houses.

Bernard Arnault, Chairman and Chief Executive Officer of LVMH, commented: “We are delighted to have the opportunity to welcome Tiffany, a company with an unparalleled heritage and unique position in the global jewelry world, to the LVMH family. We have an immense respect and admiration for Tiffany and intend to develop this jewel with the same dedication and commitment that we have applied to each and every one of our Maisons. We will be proud to have Tiffany sit alongside our iconic brands and look forward to ensuring that Tiffany continues to thrive for centuries to come.”

Roger N. Farah, Chairman of the Board of Directors of Tiffany, commented, “Following a strategic review that included a thoughtful internal process and expert external advice, the Board has concluded that this transaction with LVMH provides an exciting path forward with a group that appreciates and will invest in Tiffany’s unique assets and strong human capital, while delivering a compelling price with value certainty to our shareholders.”

Alessandro Bogliolo, Chief Executive Officer of Tiffany, said: “Tiffany has been focused on executing on our key strategic priorities to drive sustainable long-term growth. This transaction, which occurs at a time of internal transformation for our legendary brand, will provide further support, resources and momentum for those priorities as we evolve towards becoming The Next Generation Luxury Jeweler. As part of the LVMH group, Tiffany will reach new heights, capitalizing on its remarkable internal expertise, unparalleled craftsmanship and strong cultural values.”

Approvals and Timing

LVMH’s acquisition of Tiffany has been approved by the boards of directors of both companies and the Tiffany Board of Directors recommends that Tiffany shareholders approve the transaction with LVMH.

The transaction is expected to close in the middle of 2020 and is subject to customary closing conditions, including approval from Tiffany’s shareholders and the receipt of regulatory approvals.

Advisors

Citi and J.P. Morgan are serving as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to LVMH. Centerview Partners LLC and Goldman Sachs Co. LLC are serving as financial advisors and Sullivan & Cromwell LLP is serving as legal counsel to Tiffany.

LVMH

LVMH Moët Hennessy Louis Vuitton is represented in Wines and Spirits by a portfolio of brands that includes Moët & Chandon, Dom Pérignon, Veuve Clicquot Ponsardin, Krug, Ruinart, Mercier, Château d’Yquem, Domaine du Clos des Lambrays, Château Cheval Blanc, Colgin Cellars, Hennessy, Glenmorangie, Ardbeg, Belvedere, Woodinville, Volcán de Mi Tierra, Chandon, Cloudy Bay, Terrazas de los Andes, Cheval des Andes, Cape Mentelle, Newton, Bodega Numanthia and Ao Yun. Its Fashion and Leather Goods division includes Louis Vuitton, Christian Dior Couture, Celine, Loewe, Kenzo, Givenchy, Pink Shirtmaker, Fendi, Emilio Pucci, Marc Jacobs, Berluti, Nicholas Kirkwood, Loro Piana, RIMOWA, Patou and Fenty. LVMH is present in the Perfumes and Cosmetics sector with Parfums Christian Dior, Guerlain, Parfums Givenchy, Kenzo Parfums, Perfumes Loewe, Benefit Cosmetics, Make Up For Ever, Acqua di Parma, Fresh, Fenty Beauty by Rihanna and Maison Francis Kurkdjian. LVMH’s Watches and Jewelry division comprises Bvlgari, TAG Heuer, Chaumet, Dior Watches, Zenith, Fred and Hublot. LVMH is also active in selective retailing as well as in other activities through DFS, Sephora, Le Bon Marché, La Samaritaine, Groupe Les Echos, Cova, Le Jardin d’Acclimatation, Royal Van Lent, Belmond and Cheval Blanc hotels.

Tiffany & Co.

In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century its fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories – including more than 5,000 skilled artisans who cut diamonds and craft jewelry in the company’s workshops, realizing its commitment to superlative quality. The company operates more than 300 TIFFANY & CO. retail stores worldwide as part of its omni-channel approach. To learn more about TIFFANY & CO. as well as its commitment to sustainability, please visit tiffany.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tiffany & Co. (the “Company”) by LVMH Moët Hennessy – Louis Vuitton SE (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of November 24, 2019, by and among the Company, Parent, Breakfast Holdings Acquisition Corp. (“Holding”) and Breakfast Acquisition Corp. (“Merger Sub”). In connection with the proposed acquisition, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. The proxy statement is not currently available.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 17, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed acquisition when they become available.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition, including stockholder approval of the proposed acquisition, may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the merger agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (viii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended January 31, 2019 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

LVMH CONTACTS

Analyst and investors Chris Hollis LVMH + 33 1 44 13 21 22	Media Jean-Charles Tréhan LVMH + 33 1 44 13 26 20 Nik Deogun, Jonathan Doorley Brunswick Group +1 212 333 3810 Aurélia de Lapeyrouse Brunswick Group +33 1 53 96 83 72

TIFFANY CONTACTS

Analyst and investors Jason Wong +1 973 254 7612 jason.wong@tiffany.com	Media Nathan Strauss +1 646 428 5941 nathan.strauss@tiffany.com George Sard, Paul Scarpetta, Chris Kittredge Sard Verbinnen & Co +1 212 687 8080 Eve Young Sard Verbinnen & Co +44 20 7467 1050